SCHEDULE 14C
                                 (Rule 14c-101)

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement      [_]   Confidential,  For  Use of the
                                                  Commission  only (as permitted
                                                  by Rule 14c-5(d)(2))
[X] Definitive Information Statement

                                  BTHC X, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required
[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:



(2) Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


(4) Proposed maximum aggregate value of transaction:


(5) Total fee paid:


[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

(3) Filing party:
--------------------------------------------------------------------------------

(4) Date filed:

--------------------------------------------------------------------------------

                       SCHEDULE 14C INFORMATION STATEMENT
           (Pursuant to Regulation 14C of the Securities Exchange Act
                               of 1934 as amended)

                                  BTHC X, INC.
                               12890 Hilltop Road
                               Argyle, Texas 76226

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

          This Preliminary Information Statement is first being mailed on or about December 10, 2007, to the holders of record (the "Stockholders") of the outstanding common stock , $.001 par value per share (the "Common Stock") of BTHC X, Inc., a Delaware corporation (the "Company"), as of the close of business on November 29, 2007 (the "Record Date"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Preliminary Information Statement relates to a written consent in lieu of a meeting, dated November 29, 2007 (the "Written Consent") of Stockholders of the Company, owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the "Majority Stockholders").

          The Written Consent authorized an amendment to our Certificate of Incorporation (the "Amendment") to effect the implementation of a 1-for-2.86 reverse split of the outstanding shares of our Common Stock (the "Reverse Split"). The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the Delaware General Corporation Law ("DGCL") and the Company's Bylaws to approve the Amendment. Accordingly, the Amendment is not presently being submitted to the Company's other Stockholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Delaware Secretary of State (the "Effective Time").

          A copy of the Certificate of Amendment to be filed with the state of Delaware to effect the Amendment is attached to this Information Statement as Appendix A.

          You are encouraged to carefully read the Information Statement, including the appendices, for further information regarding this action. In accordance with Rule 14c-2, the majority stockholder's approval of the action described herein will be deemed ratified and effective at a date that is at least 20 days after the date the Definitive Information Statement has been mailed or furnished to our stockholders. The Preliminary Information Statement is first being mailed or furnished to stockholders on or about December 10, 2007.

          This is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this Information Statement to the "Company," "we," "us," or "our" are references to BTHC X, Inc.

By Order of the Board of Directors,

/s/ Timothy P. Halter
Timothy P. Halter
Chief Executive Officer

                               GENERAL INFORMATION

          This Information Statement is being first mailed on or about December 10, 2007, to Stockholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.

          Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company's executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

          The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

      AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

          Under the DGCL and the Company's Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

          On the Record Date, the Company had 500,440 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

          On November 29, 2007, our board of directors (the "Board of Directors") unanimously adopted resolutions (the "Written Consent") declaring the advisability of the Amendment and recommended that the Stockholders approve the Amendment set forth in the Certificate of Amendment provided herewith as Appendix A. In connection with the adoption of these resolutions, the board of directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner. A copy of the Written Consent is attached to this Information Statement as Appendix B.
                         -----------

          The Reverse Split of the outstanding shares of our Common Stock will reduce the number of issued and outstanding shares of our Common Stock and effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance. The Reverse Split has been implemented to facilitate the Company's business plan of seeking to combine with a privately held corporation having ongoing business operations.


                             CONSENTING STOCKHOLDERS

          On November 29, 2007, the following consenting Stockholders, who constitute the Majority Stockholders, consented in writing to the Amendment:



--------------------------------------------------------------------------------
     Consenting Stockholder                     Number of Shares     % of total
--------------------------------------------------------------------------------
     Halter Financial Investments, L.P.*
     12890 Hill Top Road                           350,000*             70.0%
     Argyle, Texas  76226

--------------------------------------------------------------------------------
     Total:                                        350,000              70.0%

--------------------------------------------------------------------------------

          * Halter Financial Investments, L.P. or HFI is a Texas limited partnership of which Halter Financial Investments GP, LLC, a Texas limited liability company, is the sole general partner. HFI holds 350,000 shares of our Common Stock. The limited partners of HFI are: (i) TPH Capital, L.P., a Texas limited partnership, of which TPH Capital GP, LLC, a Texas limited liability company, is the general partner, of which Timothy P. Halter is the sole member;
(ii) Bellfield Capital Partners, L.P., a Texas limited partnership, of which Bellfield Capital Management, LLC, a Texas limited liability company, is the sole general partner, of which David Brigante is the sole member; (iii) Colhurst Capital LP, a Texas limited partnership, of which Colhurst Capital GP, LLC, a Texas limited liability company, is the general partner, of which George L. Diamond is the sole member; and (iv) Rivergreen Capital, LLC, a Texas limited liability company, of which Marat Rosenberg is the sole member. As a result, each of the foregoing persons may be deemed to be a beneficial owner of the shares held of record by HFI.

          Accordingly, the Company has obtained all necessary corporate approvals in connection with the Amendment. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

          The Company will, when permissible following the expiration of the 20 day period mandated by Rule 14c-2 and the provisions of the DGCL, file the Certificate of Amendment with the Delaware Secretary of State's Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Stockholders.


                   DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

          The  Company's  authorized  capital  currently  consists of 40,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding.

          Each share of Common Stock entitles its record holder to one (1) vote per share held. Holders of the Company's Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares.

          At the close of business on the Record Date, the Company had 500,440 shares of Common Stock issued and outstanding.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

          The following table sets forth certain information with respect to the beneficial ownership of the Company's capital stock immediately before and after the effectuation of the Reverse Split by:

o each Stockholder known by the Company to be the beneficial owner of more than 5% of the Company's outstanding securities prior to and after the closing of the transactions contemplated by the Share
          Exchange Agreement;

o         each current director of the Company;

o each of the named executive officers of the Company listed in the Company's most recent Annual Report on Form 10-KSB; and

o         all current directors and executive officers as a group.

          Unless otherwise specified, the address of each of the persons set forth below is in care of BTHC X, Inc., 12890 Hilltop Road, Argyle, Texas 76226.


                                       Before effectiveness of the     After effectiveness of the
                                            Reverse Split (2)               Reverse Split (3)

                                        Amount of      Percent of      Amount of        Percent of
 Name and Address of                    Beneficial      Common         Beneficial        Common
 Beneficial Owner (1)                   Ownership        Stock         Ownership          Stock
 --------------------                   ---------        -----         ---------          -----

 Timothy P. Halter (4)                   350,000         70.0%          122,500           70.0%


 David Brigante (4)                      350,000         70.0%          122,500           70.0%


George Diamond (4)                       350,000         70.0%          122,500           70.0%


Marat Rosenberg (4)                      350,000         70.0%          122,500           70.0%


Olga Guerra                               58,294         11.7%           20,475           11.7%


Directors and officers                   350,000         70.0%          122,500          70.0%
 as a group (5)


          (1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Company's stock.

          (2) A total of 500,440 shares of Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

          (3) Based on 175,000 shares of Common Stock that are outstanding after the consummation of the Reverse Split.

          (4) The referenced shares of Common Stock are owned by Halter Financial Investments, L.P. ("HFI"). HFI is a Texas limited partnership of which Halter Financial Investments GP, LLC, a Texas limited liability company, is the sole general partner. The limited partners of HFI are: (i) TPH Capital, L.P., a Texas limited partnership, of which TPH Capital GP, LLC, a Texas limited liability company, is the general partner, of which Timothy P. Halter is the sole member; (ii) Bellfield Capital Partners, L.P., a Texas limited partnership, of which Bellfield Capital Management, LLC, a Texas limited liability company, is the sole general partner, of which David Brigante is the sole member; (iii) Colhurst Capital LP, a Texas limited partnership, of which Colhurst Capital GP, LLC, a Texas limited liability company, is the general partner, of which George L. Diamond is the sole member; and (iv) Rivergreen Capital, LLC, a Texas limited liability company, of which Marat Rosenberg is the sole member. As a result, each of the foregoing persons may be deemed to be a beneficial owner of the shares held of record by HFI.

          (5)  Timothy P. Halter is the Company's sole director and officer.

                  AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

          On November 29, 2007, our Board of Directors approved, subject to receiving the approval of the holders of a majority of the Company's outstanding capital stock, an amendment to our Certificate of Incorporation to effect a 1-for-2.86 Reverse Split of Common Stock. A majority of the holders of Common Stock approved the Amendment pursuant to the Written Consent dated as of November 29, 2007.

          The Amendment has been adopted to facilitate the Company's ability to implement is stated business strategy of combining with a privately held entity that has continuing business operations.

          Our Board of Directors unanimously approved, subject to Stockholder approval, the 1-for-2.86 Reverse Split of our Common Stock, which will be effectuated in conjunction with the adoption of the Amendment. Our Stockholders also approved this action in the Written Consent.

          Under applicable federal securities laws, the Majority Stockholders' approval of the Amendment cannot be effective until at least 20 calendar days after the Definitive Information Statement is distributed to the Company's stockholders (the "Effective Date").

          The Reverse Split will reduce the number of issued and outstanding shares of our Common Stock. The Reverse Split effectively increases the number of authorized and unissued shares of our Common Stock available for future issuance. The Reverse Split will become effective on the Effective Date which occurs when the Certificate of Amendment is filed with the Secretary of State of the State of Delaware following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act.

          On the Effective Date, 2.86 shares of Common Stock will automatically be combined and changed into one share of Common Stock. No additional action on our part or any Stockholder will be required in order to effect the Reverse Split.

          No fractional shares of post-Reverse Split Common Stock will be issued to any stockholder. Accordingly, Stockholders of record who would otherwise be entitled to receive fractional shares of post-Reverse Split Common Stock will receive a full share of our Common Stock.

          We will obtain a new CUSIP number for our Common Stock at the time of the Reverse Split. Following the effectiveness of the Reverse Split, every 2.86 shares of Common Stock presently outstanding, without any action on the part of the stockholder, will represent one share of Common Stock. Subject to the provisions for elimination of fractional shares, as described above, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Common Stock.

          Federal Income Tax Consequences of the Reverse Split

          The combination of 2.86 shares of pre-Reverse Split Common Stock into one share of post-Reverse Split Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-Reverse Split Common Stock will be transferred to the post-Reverse Split Common Stock.

          This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all Stockholders. Stockholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

                               DISSENTER'S RIGHTS

          Under Delaware law, holders of our Common Stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendments.

                                OTHER INFORMATION

          The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-KSB, 10-QSB and 8-K with the Securities and Exchange Commission ("SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where the Company's reports, proxy and information statements and other information regarding the Company may be obtained free of charge.

                                   APPENDIX A


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  BTHC X, INC.

          BTHC X, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

          The Certificate of Incorporation of the Corporation is hereby amended by inserting the following as the second paragraph of "Section 1. Authorization of Shares":

                 "Upon this Certificate of Amendment of Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the corporation's Common Stock, par value $.001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time will automatically be reclassified into 1/2.86 of a share of Common Stock, par value $.001 per share, of the Corporation (the "New Common Stock"). Each certificate that theretofore represented shares of Old Common Stock represented by such certificate shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification. No fractional shares of New Common Stock will be issued to any stockholder. Accordingly, stockholders of record who would otherwise be entitled to receive fractional shares of New Common Stock will receive a full share of New Common Stock."

          The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, BTHC X, Inc. has caused this Certificate to be executed by Timothy P. Halter, its President, on this ____ day of December, 2007 to be deemed effective on the 2nd day of January, 2008.


                                                     BTHC X, Inc.


                                                     By: _______________________
                                                     Name: Timothy P. Halter
                                                     Office: President

                                   APPENDIX B


        JOINT WRITTEN CONSENT OF SOLE DIRECTOR AND MAJORITY SHAREHOLDERS
                                   IN LIEU OF
                               SPECIAL MEETING OF
                                  BTHC X, INC.



          The undersigned being the sole member of the Board of Directors and Chairman of the majority stockholder of BTHC X, Inc., a Delaware corporation (the "Corporation"), hereby consents in writing to the taking of the following action and to the adoption of the following resolutions:

          WHEREAS, the Board of Directors hereby declares a one-for-2.86 reverse split of the Corporation's common stock for all outstanding shares of the Corporation's common stock as of the date hereof, with fractions to be rounded to next full share;

          NOW THEREFORE BE IT RESOLVED, that the undersigned hereby approves, ratifies and confirms the reverse split and the filing of a Certificate of Amendment with the State of Delaware to evidence same; and be it

          FURTHER RESOLVED, that the officers of the Corporation and Securities Transfer Corporation, as the Corporation's transfer agent, are authorized and directed to take any and all other actions which they deem necessary or desirable to implement the intent of the foregoing resolution.



         EXECUTED as of the 29th day of November, 2007.



                                              Sole Director


                                              /s/ Timothy P. Halter
                                              ---------------------
                                              Timothy P. Halter, Sole Director



                                              Majority Stockholder



                                              /s/ Timothy P. Halter
                                              ---------------------
                                              Timothy P. Halter, Chairman,
                                              Halter Financial Investments, L.P.